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                                                                  EXHIBIT 21.1


                        SUBSIDIARIES OF ANTEON CORPORATION


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  NAME OF SUBSIDIARY                        STATE OR OTHER JURISDICTION OF
                                            INCORPORATION OR ORGANIZATION
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  Vector Data Systems, Inc.                 Virginia
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  Techmatics, Inc.                          Virginia
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  Analysis & Technology, Inc.               Connecticut
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  Interactive Media Corp.                   Delaware
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  Anteon VDS Foreign Enterprises, LLC       Delaware
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  Anteon VDS Foreign Investments, LLC       Delaware
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  Vector Research Company, Inc.             Maryland
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  UP, Inc.                                  Virginia
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  Analysis & Technology International       Delaware
  Corporation
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